                                                   Exhibit (i)

              MONTHLY CERTIFICATEHOLDERS' STATEMENT
                  DISCOVER CARD MASTER TRUST I
                 Series 2000-6 Monthly Statement

              Class A Certificate CUSIP # 25466KDA4
              Class B Certificate CUSIP # 25466KDB2

Distribution Date: October 15, 2004           Month Ending: September 30, 2004

Pursuant to the Series Supplement dated as of June 19, 2000, as amended, relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank
(formerly Greenwood Trust Company) and U.S. Bank National
Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust.
We have set forth below this information for the Distribution
Date listed above, as well as for the calendar month ended on the date listed above.

1.Payments to investors in Series 2000-6 on this Distribution Date (per $1000 of Class Initial Investor Interest)

  Series 2000-6                       Total        Interest       Principal

  Class A 92 days at 1.7300000% $4.421111114    $4.421111114      $0.000000000

  Class B 92 days at 1.9600000% $5.008888798    $5.008888798      $0.000000000


2.Principal Receivables at the end of September, 2004
  (a)	Aggregate Investor Interest                           $26,741,567,000.00

        Seller Interest                                      $6,848,298,493.07

        Total Master Trust                                  $33,589,865,493.07

  (b)	Group One Investor Interest                           $26,741,567,000.00

  (c)   Series 2000-6 Investor Interest                        $736,843,000.00

  (d    Class A Investor Interest                              $700,000,000.00

        Class B Investor Interest                               $36,843,000.00

3.Allocation of Receivables Collected During September, 2004
                                                                     Yield
                                                                 Collections/
                                Finance Charge      Principal     Additional
                                 Collections       Collections       Funds
(a)  Allocation of Collections between Investors and Seller:

Aggregate Investor Allocation    $373,933,432.03$5,063,751,608.93        $0.00

Seller Allocation                 $90,035,488.86$1,219,247,366.08        $0.00

(b) Group One Allocation         $373,933,432.03$5,063,751,608.93        $0.00

(c) Series  2000-6 Allocation     $10,058,846.20  $136,215,417.78        $0.00

(d)  Class A Allocation            $9,555,903.89  $129,404,646.89        $0.00

     Class B Allocation              $502,942.31    $6,810,770.89        $0.00

                                  1

(e)	Principal Collections as a monthly percentage of Master
        Trust Receivables at the beginning of September, 2004           18.25%

(f)	Finance Charge Collections as a monthly percentage of Master
        Trust Receivables at the beginning of September, 2004            1.35%

(g)	Total Collections as a monthly percentage of Master
        Trust Receivables at the beginning of September, 2004           19.60%

4. Information Concerning the Series Principal Funding Account ("SPFA")

               Deposits into the  Deficit Amount
                 SPFA on this         on this          SPFA       Investment
               Distribution Date Distribution Date    Balance       Income
Series 2000-6              $0.00             $0.00         $0.00         $0.00


5. Information Concerning Amount of Controlled Liquidation Payments

                          Amount Paid on  Deficit Amount on   Total Payments
                               this              this          through this
                        Distribution Date Distribution Date Distribution Date
Series 2000-6                 $0.00             $0.00              $0.00


6. Information Concerning the Series Interest Funding Account ("SIFA")

                                     Deposits into the SIFA         SIFA
                                   on this Distribution Date       Balance
   Series 2000-6                                 $1,069,343.57           $0.00

7. Pool Factors for September, 2004
   Class A                                                          1.00000000

   Class B                                                          1.00000000


8.Investor Charged-Off Amount
                                                         Cumulative Investor
                                         September, 2004  Charged-Off Amount

  (a) Group One                          $149,385,889.81                 $0.00

  (b) Series 2000-6                        $4,018,495.17                 $0.00

  (c) Class A                              $3,817,570.41                 $0.00

      Class B                                $200,924.76                 $0.00

  (d) As an annualized percentage of
       Principal Receivables at the
       beginning of September, 2004                6.54%                   N/A

                                  2

9.Investor Losses for September, 2004

                                                        Per $1,000 of Initial
                                              Total   Series Investor Interest
   (a) Group One                               $0.00                     $0.00

   (b) Series 2000-6                           $0.00                     $0.00

   (c) Class A                                 $0.00                     $0.00

       Class B                                 $0.00                     $0.00

10. Reimbursement of Investor Losses for September, 2004

                                                       Per $1,000 of Initial
                                               Total Series Investor Interest
   (a) Group One                               $0.00                     $0.00

   (b) Series 2000-6                           $0.00                     $0.00

   (c) Class A                                 $0.00                     $0.00

       Class B                                 $0.00                     $0.00

11. Aggregate Amount of Unreimbursed Investor Losses for September, 2004

                                                       Per $1,000 of Initial
                                              Total  Series Investor Interest
   (a) Group One                              $0.00                      $0.00

   (b) Series 2000-6                          $0.00                      $0.00

   (c) Class A                                $0.00                      $0.00

       Class B                                $0.00                      $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date
   (a) Group One                                                $45,652,611.65

   (b) Series 2000-6                                             $1,228,071.67

   (c) Class A                                                   $1,166,666.67

       Class B                                                      $61,405.00

13. Class Available Subordinated Amount on this Distribution Date

                                                         As a Perecentage of
                                       Total          Class A Invested Amount
     Series 2000-6, Class B          $92,105,375.00                   13.1579%

                                  3

14. Total Available Credit Enhancement Amounts

                                                Shared Amount   Class B Amount
  (a) Maximum Amount on this Distribution Date          $0.00   $55,263,225.00

  (b) Available Amount on this Distribution Date        $0.00   $55,263,225.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date             $0.00            $0.00

  (d) Credit Enhancement Fee on this Distribution Date              $36,729.77

15. Delinquency Summary
   Master Trust Receivables Outstanding at the end of
   September, 2004                                          $34,024,179,563.76

                                      Delinquent Amount   Perecentage of Ending
    	Payment Status                 Ending Balance     Receivables Outstanding

   	30-59 Days                        $564,241,422.32           1.66%

   	60-179 Days                     $1,214,728,021.92           3.57%

                                                     (1)
16. Excess Spread Percentages on this Distribution Date

                 (2)
   (a) Group One                                                         5.29%
                                          (3)
   (b) Series 2000-6                                                     6.04%

17. Net Principal Charge-Off Percentage on this
   Distribution Date (4)
   Charge-offs net of recoveries as an annualized percentage of
   Principal Receivables at the beginning of September, 2004             5.66%

                              U.S. Bank National Association
                              as Trustee

                           BY:______________________________

                              Vice President


_____________________________________
(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables. If necessary, the Trust will use funds available from series or subseries with positive Series Excess Spreads to cover expenses (as detailed in note 3 below) for series or subseries, if any, with negative Series Excess Spreads. The Group Excess Spread Percentage reflects the aggregate amount of Series Excess Spread remaining after all Trust expenses for all series, including each subseries, have been paid or reimbursed, including expenses paid or reimbursed through such reallocations of Series Excess Spread. The Group Excess Spread Percentage expresses this amount as a percentage of the Aggregate Investor Interest in the Trust as of the beginning of the month.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series, including each subseries, in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests at the beginning of the period for each series, including each subseries, in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see
Item 3(c)), and (b) the sum of (i) the monthly interest for this Series (see 'Deposits into the SIFA on this Distribution Date' in Item 6), (ii) the monthly servicing fee for this Series (see Item 12(b)), (iii) the Investor Charged-Off
Amount (see Item 8(b)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date.
The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) The Charged-Off Amount and associated percentage (see
Item 8) exclude finance charge and fee write-offs. Net principal charge-offs, expressed as a percentage in
Item 17, is equal to the Charged-Off Amount minus principal recoveries (which exclude recoveries of finance charge and fee write-offs). For purposes of allocations to investors, all recoveries are treated as Finance
Charge Collections and are included as such in Item 3.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                         DISCOVER CARD MASTER TRUST I

                        Series 2000-6 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES
 	The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended
(the 'Pooling & Servicing Agreement') and the Series Supplement, dated as of June 19, 2000, as amended (the 'Series Supplement') by and between
Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the
 Discover Card Master Trust I, Series 2000-6 Master Trust
Certificates for the Distribution Date occurring  on October 15, 2004:

1. Discover Bank (formerly Greenwood Trust Company) is Master
   Servicer under the Pooling and Servicing Agreement.

2. The undersigned is a Servicing Officer of Discover Bank as
   Master Servicer.

3. The aggregate amount of Collections processed during
   September, 2004 is equal to                               $6,746,967,895.90


4. The aggregate amount of Class A Principal Collections
   processed during September, 2004 is equal to                $129,404,646.89

5. The aggregate amount of Class A Finance Charge Collections
   processed during September, 2004 is equal to                  $9,555,903.89

6. (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
       September, 2004 is equal to                                       $0.00

   (b) The aggregate amount of Class A Additional Funds for
       this Distribution date is equal to                                $0.00

7. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement

   (a) with respect to the Class A Required Amount Shortfall
       is equal to                                                       $0.00

   (b) with respect to the Class A Cumulative Investor
       Charged-Off Amount is equal to                                    $0.00

   (c) with respect to the Class A Investor Interest is equal to         $0.00

8. The sum of all amounts payable to the Class A Certificateholders
   on the current Distribution Date is equal to                  $3,094,777.78

                                  1

9. The aggregate amount of Class B Principal Collections
   processed during September, 2004 is equal to                  $6,810,770.89

10.The aggregate amount of Class B Finance Charge Collections
   processed during September, 2004 is equal to                    $502,942.31

11.(a) The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during
       September, 2004 is equal to                                       $0.00

   (b) The aggregate amount of Class B Additional Funds for
       this Distribution date is equal to                                $0.00

12.The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement

   (a) with respect to the Class B Required Amount Shortfall
       is equal to                                                       $0.00

   (b) with respect to the Class B Cumulative Investor
       Charged-Off Amount is equal to                                    $0.00

   (c) with respect to the Class B Investor Interest is equal to         $0.00

13.The sum of all amounts payable to the Class B Certificateholders
   on the current Distribution Date is equal to                    $184,542.49




14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee Pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.


   IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of October, 2004.


Series 2000-6                     DISCOVER BANK
                                  as Master Service


                                  By: /S/ Michael F. Rickert
                                  ___________________________________
                                  Vice President,
                                  Chief Accounting Officer
                                  and Treasurer



                                  2